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                                                                      EXHIBIT 12

                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

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                                                                         Six                            Twelve
                                                                     Months Ended                     Months Ended
                                                                     June 30,1996                      June 30, 1996
                                                                  ------------------                ------------------
Fixed Charges as Defined:
   (1)     Interest on Long-Term Debt . . . . . . . . . . . .     $          112,458                $          233,925
   (2)     Other Interest . . . . . . . . . . . . . . . . . .                  7,770                            11,963
   (3)     Amortization of Discount . . . . . . . . . . . . .                  4,521                             9,036
   (4)     Interest Component of Rentals
           Charged to Operating Expense . . . . . . . . . . .                    591                             1,768
                                                                  ------------------                ------------------
   (5)            Total Fixed Charges   . . . . . . . . . . .     $          125,340                $          256,692
                                                                  ==================                ==================

Earnings as Defined:
   (6)     Net Income   . . . . . . . . . . . . . . . . . . .     $          146,085                $          434,800
                                                                  ------------------                ------------------

   Federal Income Taxes:
   (7)     Current  . . . . . . . . . . . . . . . . . . . . .                 77,208                           201,610
   (8)     Deferred (Net) . . . . . . . . . . . . . . . . . .                  3,422                            28,091
                                                                  ------------------                ------------------
    (9)    Total Federal Income Taxes . . . . . . . . . . . .                 80,630                           229,701
                                                                  ------------------                ------------------

  (10)     Fixed Charges (line 5) . . . . . . . . . . . . . .                125,340                           256,692
                                                                  ------------------                ------------------

  (11)     Earnings Before Income Taxes and
               Fixed Charges (line 6 plus
               line 9 plus line 10) . . . . . . . . . . . . .     $          352,055                $          921,193
                                                                  ==================                ==================
Ratio of Earnings to Fixed Charges
    (line 11 divided by line 5)   . . . . . . . . . . . . . .                   2.81                              3.59

Preferred Dividends Requirements:
  (12)     Preferred Dividends  . . . . . . . . . . . . . . .     $           11,945                $           25,465
  (13)     Less Tax Deduction for
               Preferred Dividends  . . . . . . . . . . . . .                     27                                54
                                                                  ------------------                ------------------
  (14)            Total   . . . . . . . . . . . . . . . . . .                 11,918                            25,411

  (15)     Ratio of Pre-Tax Income to Net
               Income (line 6 plus line 9
               divided by line 6) . . . . . . . . . . . . . .                   1.55                              1.53
                                                                  ------------------                ------------------
  (16)     Line 14 times line 15  . . . . . . . . . . . . . .                 18,473                            38,879
  (17)     Add Back Tax Deduction
               (line 13)  . . . . . . . . . . . . . . . . . .                     27                                54
                                                                  ------------------                ------------------
  (18)     Preferred Dividends Factor . . . . . . . . . . . .     $           18,500                $           38,933
                                                                  ==================                ==================

  (19)     Fixed Charges (line 5) . . . . . . . . . . . . . .     $          125,340                $          256,692
  (20)     Preferred dividends Factor
               (line 18)  . . . . . . . . . . . . . . . . . .                 18,500                            38,933
                                                                  ------------------                ------------------

  (21)            Total   . . . . . . . . . . . . . . . . . .     $          143,840                $          295,625
                                                                  ==================                ==================

Ratio of Earnings to Fixed Charges and
   Preferred Dividends
   (line 11 divided by line 21)   . . . . . . . . . . . . . .                   2.45                              3.12
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